DE VISSER GRAY
                    CHARTERED ACCOUNTANTS
                                            401-905 West Pender Street
                                               Vancouver, B.C., Canada
                                                               V6C 1L6



March 24, 2003





Securities and Exchange Commission
Washington, D.C.  20549




RE:  4forGolf, Inc.
     Registration Statement on Form 10-KSB


We hereby consent to the use of our report, dated March 12, 2003, in the Company's Form 10-KSB annual report filing with the U.S.
Securities and Exchange Commission.

Sincerely,



De Visser Gray